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                                                                       EXHIBIT 5

       [LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP APPEARS HERE]

                                 October 16, 1998



BRE Properties, Inc.
44 Montgomery Street
36th Floor
San Francisco, CA 94104-4602

     Re:  Registration Statement on Form S-3


Ladies and Gentlemen:

          We have acted as counsel for BRE Properties, Inc., a Maryland corporation (the "COMPANY"), in connection with the Company's Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on or about the date hereof, with respect to the offering from time to time by certain selling shareholders named in the Registration Statement of an aggregate of up to 3,452,181 shares of the Company's common stock, par value $0.01 per share (the "SHARES"). All capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

          We have examined the Articles of Incorporation of the Company, as amended and restated to the date hereof and on file with the Maryland State Department of Assessments and Taxation; the Amended and Restated Bylaws of the Company; such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; and the Registration Statement and the exhibits thereto. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

          We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and Maryland General Corporation Law.
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PAUL, HASTINGS, JANOFSKY & WALKER LLP

     BRE Properties, Inc.
     October 16, 1998
     Page 2


          Based on the foregoing, we are of the opinion that the Shares to be offered and sold by the selling shareholders are duly authorized and, when issued as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

          The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

          We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or other entity for any purpose, without our prior written consent.

                                            Very truly yours,


                                    /s/ Paul, Hastings, Janofsky & Walker LLP
                                   PAUL, HASTINGS, JANOFSKY & WALKER LLP